SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2009

LEXINGTON REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Amendments to Agreements of Limited Partnership

On April 24, 2009, Lex GP-1 Trust, one of our wholly-owned subsidiaries and the sole general partner of each of Lepercq Corporate Income Fund L.P., which we refer to as LCIF, Lepercq Corporate Income Fund II L.P., which we refer to as LCIF II, and Net 3 Acquisition L.P., which we refer to as Net 3, entered into amendments to the current Agreements of Limited Partnership of each of LCIF, LCIF II and Net 3, effective as of March 26, 2009, which we refer to as the Amendments.  The Amendments were consented to by a majority of the holders of special limited partner units of each of LCIF, LCIF II and Net 3. The purpose of the Amendments is to accord fair and equal treatment of the impact of our previously announced quarterly common share dividend to limited partners of LCIF, LCIF II and Net 3.  The quarterly common share dividend, which we refer to as the Quarterly Common Dividend, was paid in a combination of (1) our shares of beneficial interest, par value $0.0001 per share, classified as common stock, which we refer to as common shares, and (2) cash on April 24, 2009 to common shareholders of record at the close of business on March 26, 2009, which we refer to as the Record Date.  On April 24, 2009, we issued 5,097,229 common shares in connection with the Quarterly Common Dividend.

Under the Amendments, (1) certain limited partners who are entitled to receive fixed cash distributions will receive such fixed cash distribution as specified in the applicable Agreement of Limited Partnership, (2) all other limited partners who are entitled to receive a distribution in an amount equal to the cash dividend paid by us will receive a distribution of $0.018 per unit of limited partner interest, which we refer to as an OP Unit, with the aggregate distribution to a limited partner rounded to the nearest penny, and (3) the redemption factor (or conversion ratio) for all limited partners will be adjusted from 1.0 to 1.05, effective as of the day immediately following the Record Date, or March 27, 2009.  Future distributions for all limited partners, other than the limited partners who are entitled to receive fixed cash distributions, will be based on the number of OP Units held by such limited partner multiplied by the adjusted redemption factor.

The foregoing description of the Amendments is qualified in its entirety by the Amendments attached as Exhibit 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Amended and Restated Ownership Limit Waiver Agreement

On April 21, 2009, we entered into Amendment No. 1 to Amended and Restated Ownership Limit Waiver Agreement (Vornado) with Vornado Realty L.P., which we refer to as Vornado.  Amendment No. 1 amends the Amended and Restated Ownership Limited Waiver Agreement with Vornado to permit the issuance of common shares to Vornado in connection with the Quarterly Common Dividend and similar dividends up to a specified percentage of our outstanding equity stock.

The foregoing description of Amendment No. 1 is qualified in its entirety by Amendment No. 1 attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.       Unregistered Sales of Equity Securities.

See “Adjustment to Exchange, Conversion and Redemption Rates,” which is incorporated by reference into this Item 3.02.

Item 8.01.       Other Events.

Adjustment to Exchange, Conversion and Redemption Rates

As a result of the Quarterly Common Dividend disclosed in Item 1.01 above, effective immediately prior to the opening of business on the day following the Record Date, or March 27, 2009, the exchange rate of our 5.45% Exchangeable Guaranteed Notes due 2027, which we refer to as the Notes, adjusted from an exchange rate of 45.4682 common shares per $1,000 principal amount of Notes, which was equivalent to an exchange price of $21.99 per common share, to 47.7692 common shares per $1,000 principal amount of Notes, which is equivalent to an exchange price of $20.93 per common share.  This may result in up to 401,419 additional common shares being issued upon exchange of the Notes.

As a result of the Quarterly Common Dividend, effective immediately prior to the opening of business on the day following the Record Date, or March 27, 2009, the conversion rate of our Series C Preferred Shares adjusted from a conversion rate of 2.1683 common shares per Series C Preferred Share, which was equivalent to a conversion price of $23.06 per common share, to 2.2726 common shares per Series C Preferred Share, which is equivalent to a conversion price of $22.00 per common share.  This may result in up to 271,039 additional common shares being issued upon conversion of the Series C Preferred Shares.

As described in Item 1.01 above and as a result of the Quarterly Common Dividend, effective on the day immediately following the Record Date, or March 27, 2009, the redemption factor (or conversion ratio) for all limited partners of LCIF, LCIF II and Net 3 was adjusted from 1.0 to 1.05, so that each OP Unit may be redeemed by the holder thereof for 1.05 common shares.  This may result in up to 261,400 additional common shares being issued upon redemption of the OP Units.

Press Release

On April 24, 2009, we issued a press release relating to the Quarterly Common Dividend, including a description of the payment method and the impact on the Notes, the Series C Preferred Shares and the OP Units. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.       Financial Statements and Exhibits

(d)         Exhibits

10.1	Eighth Amendment to Fifth Amended and Restated Agreement of Limited Partnership of LCIF, effective as of March 26, 2009

10.2	Seventh Amendment to Second Amended and Restated Agreement of Limited Partnership of LCIF II, effective as of March 26, 2009

10.3	Sixth Amendment to Amended and Restated Agreement of Limited Partnership of Net 3, effective as of March 26, 2009

10.4	Amendment No. 1 to Amended and Restated Ownership Limit Waiver Agreement (Vornado)

99.1	Press release issued April 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: April 27, 2009	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

10.1	Eighth Amendment to Fifth Amended and Restated Agreement of Limited Partnership of LCIF, effective as of March 26, 2009

10.2	Seventh Amendment to Second Amended and Restated Agreement of Limited Partnership of LCIF II, effective as of March 26, 2009

10.3	Sixth Amendment to Amended and Restated Agreement of Limited Partnership of Net 3, effective as of March 26, 2009

10.4	Amendment No. 1 to Amended and Restated Ownership Limit Waiver Agreement (Vornado)

99.1	Press release issued April 24, 2009